Exhibit 99.1

News Release

Cenveo Announces First Quarter 2012 Results

1st Quarter Sales of $455.6 million
1st Quarter Operating Income of $14.2 million
1st Quarter Non-GAAP Operating Income of $31.6 million
1st Quarter Non-GAAP Income from Continuing Operations of $0.04 per share
1st Quarter Adjusted EBITDA of $47.0 million
Company reaffirms 2012 guidance

STAMFORD, CT – (May 9, 2012) – Cenveo, Inc. (NYSE: CVO) today announced results for the three months ended March 31, 2012.

The Company generated net sales of $455.6 million for the first quarter of 2012, compared to $477.0 million in the first quarter of 2011. The decrease in net sales was primarily due to lower sales in our print and envelope product lines as a result of customer product launches in the first quarter of 2011 that did not repeat in the first quarter of 2012 and lower direct mail volumes from our financial services customers. The Company expects the direct mail market to strengthen in the second half of 2012. The Company’s custom label and specialty packaging products both displayed strong growth relating to customer wins and sales channel expansion.

Operating income was $14.2 million in the first quarter of 2012, compared to $19.3 million in the first quarter of 2011. The decrease in operating income was primarily due to increased restructuring, impairment and other charges as a result of a print plant closure and other cost savings actions executed in the first quarter of 2012, offset in part by our lower cost structure due to the integration of our Envelope Product Group (“EPG”) acquisition and lower compensation related expenses. Non-GAAP operating income was $31.6 million in the first quarter of 2012, compared to $31.5 million in the first quarter of 2011. Non-GAAP operating income excludes integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges.

In the first quarter of 2012, the Company had a net loss of $27.2 million, or $0.43 per share, compared to net income of $2.8 million, or $0.04 per share in the first quarter of 2011. The results in the first quarter of 2012 include a loss on early extinguishment of debt, net of $10.6 million related to our recent debt refinancing and restructuring, impairment and other charges of $14.0 million as a result of a print plant closure and other cost savings actions executed in the first quarter of 2012, while the results in the first quarter of 2011 included a preliminary bargain purchase gain of $10.5 million related to the EPG acquisition and restructuring, impairment and other charges of $3.8 million. On a Non-GAAP basis, income from continuing operations was $3.3 million, or $0.04 per share, in the first quarter of 2012 as compared to $1.1 million, or $0.02 per share, in the first quarter of 2012. Non-GAAP income (loss) from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, gain on bargain purchase, loss on early extinguishment of debt, net and adjusts income taxes to reflect an estimated cash tax rate. A reconciliation of (loss) income from continuing operations to Non-GAAP income from continuing operations is presented in the attached tables.

Adjusted EBITDA in the first quarter of 2012 was $47.0 million, compared to Adjusted EBITDA in the first quarter of 2011 of $47.4 million. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, gain on bargain purchase, loss on early extinguishment of debt, net and (loss) income from discontinued operations, net of taxes.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
“We are satisfied with our first quarter results, as our operations performed in line with expectations. We also accomplished several key initiatives during the quarter. We completed the dispositions of two non-core businesses allowing us to focus on our core label, specialty packaging, envelope, print and content management operations. During the quarter, we also completed a refinancing, which extends the majority of our near term debt out to 2017.”

“Operationally, our label and packaging products produced another solid performance led by strong revenue growth in our custom products driven by investments in our sales channels and increased product offerings. Our envelope operations delivered expected revenue and operational results with the timing of customer revenues combined with seasonal trends offsetting gains in market share and operational improvements resulting from our integration of EPG. We expect the direct mail market to strengthen in the second half of 2012 with increased volume from our financial services customers. Our print products performed as expected as well with weakness in the publishing industry and in changes in the timing of customer purchases, offset by continued strength in our content management business.”

Mr. Burton concluded:
“As we exit the first quarter, 2012 is progressing in line with our full year expectations. We remain focused on continuing to win market share and maintaining our cost structure to drive free cash flow and to pay down debt. The debt markets remain open and we will opportunistically look to address the near term portion of our capital structure. Given recent sales momentum and our focus on costs, we remain on track to deliver the full year net sales, free cash flow, and adjusted EBITDA targets that are consistent with our previous guidance.”

The Company also announced the promotion of Scott J. Goodwin to Chief Accounting Officer. Mr. Goodwin previously held the positions of Assistant Corporate Controller and Corporate Controller for the Company. Prior to joining Cenveo, Mr. Goodwin spent seven years in public accounting at Deloitte & Touche, LLP. He is a CPA and received his degree in accounting from The Citadel. He will continue to report to Mark S. Hiltwein, Chief Financial Officer.

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, May 10, 2012 at 10:00 a.m. Eastern Time. The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (in thousands, except per share data) (Unaudited)
	Three Months Ended
	March 31, 2012	April 2, 2011

Net sales	$455,583	$476,971
Cost of sales	375,003	392,712
Selling, general and administrative expenses	49,696	58,583
Amortization of intangible assets	2,623	2,574
Restructuring, impairment and other charges	14,022	3,827
Operating income	14,239	19,275
Gain on bargain purchase	—	(10,539)
Interest expense, net	27,852	30,217
Loss on early extinguishment of debt, net	10,629	—
Other expense, net	298	189
Loss from continuing operations before income taxes	(24,540)	(592)
Income tax benefit	(1,956)	(1,605)
(Loss) income from continuing operations	(22,584)	1,013
(Loss) income from discontinued operations, net of taxes	(4,634)	1,771
Net (loss) income	(27,218)	2,784
Other comprehensive income (loss):
Reclassifications of losses related to interest rate swaps into earnings, net of taxes	—	1,105
Currency translation adjustment	1,444	1,232
Comprehensive (loss) income	$(25,774)	$5,121

Income (loss) per share – basic and diluted:
Continuing operations	$(0.36)	$0.02
Discontinued operations	(0.07)	0.02
Net (loss) income	$(0.43)	$0.04
Weighted average shares outstanding:
Basic	63,407	62,742
Diluted	63,407	63,044

Cenveo, Inc. and Subsidiaries
Reconciliation of (Loss) Income from Continuing Operations to Non-GAAP Income from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011

(Loss) income from continuing operations	$(22,584)	$1,013
Integration, acquisition and other charges	1,747	5,916
Stock-based compensation provision	1,587	2,508
Restructuring, impairment and other charges	14,022	3,827
Gain on bargain purchase	—	(10,539)
Loss on early extinguishment of debt, net	10,629	—
Income tax benefit	(2,059)	(1,639)
Non-GAAP income from continuing operations	$3,342	$1,086

Income (loss) per share – diluted:
Continuing operations	$(0.27)	$0.02
Integration, acquisition and other charges	0.02	0.10
Stock-based compensation provision	0.02	0.04
Restructuring, impairment and other charges	0.16	0.06
Gain on bargain purchase	—	(0.17)
Loss on early extinguishment of debt, net	0.13	—
Income tax benefit (expense)	(0.02)	(0.03)
Non-GAAP continuing operations income per share	$0.04	$0.02

Weighted average shares—diluted	84,299	63,044

Cenveo, Inc. and Subsidiaries Reconciliation of Net (Loss) Income to Adjusted EBITDA (in thousands) (Unaudited)
	Three Months Ended
	March 31, 2012	April 2, 2011

Net (loss) income	$(27,218)	$2,784
Interest expense, net	27,852	30,217
Income tax benefit	(1,956)	(1,605)
Depreciation	13,125	13,445
Amortization of intangible assets	2,623	2,574
Integration, acquisition and other charges	1,747	5,916
Stock-based compensation provision	1,587	2,508
Restructuring, impairment and other charges	14,022	3,827
Gain on bargain purchase	—	(10,539)
Loss on early extinguishment of debt, net	10,629	—
Loss (income) from discontinued operations, net of taxes	4,634	(1,771)

Adjusted EBITDA, as defined	$47,045	$47,356

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (Unaudited)
	Three Months Ended
	March 31, 2012	April 2, 2011

Operating income	$14,239	$19,275
Integration, acquisition and other charges	1,747	5,916
Stock-based compensation provision	1,587	2,508
Restructuring, impairment and other charges	14,022	3,827
Non-GAAP operating income	$31,595	$31,526

CENVEO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2012	December 31, 2011
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$9,278	$17,753
Accounts receivable, net	274,637	288,483
Inventories	145,932	133,796
Prepaid and other current assets	69,607	72,742
Assets of discontinued operations - current	—	22,956
Total current assets	499,454	535,730
Property, plant and equipment, net	313,001	328,567
Goodwill	191,817	190,822
Other intangible assets, net	221,075	223,563
Other assets, net	84,821	79,490
Assets of discontinued operations – long-term	—	27,416
Total assets	$1,310,168	$1,385,588

Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$12,130	$8,809
Accounts payable	175,161	186,648
Accrued compensation and related liabilities	35,498	39,155
Other current liabilities	76,795	95,907
Liabilities of discontinued operations - current	—	5,346
Total current liabilities	299,584	335,865
Long-term debt	1,229,636	1,237,534
Other liabilities	187,167	185,419
Liabilities of discontinued operations – long-term	—	8,474
Commitments and contingencies
Shareholders’ deficit:
Preferred stock	—	—
Common stock	634	633
Paid-in capital	351,648	350,390
Retained deﬁcit	(700,065)	(672,847)
Accumulated other comprehensive loss	(58,436)	(59,880)
Total shareholders’ deficit	(406,219)	(381,704)
Total liabilities and shareholders’ deficit	$1,310,168	$1,385,588

CENVEO, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)
	Three Months Ended
	March 31, 2012	April 2, 2011
Cash ﬂows from operating activities:
Net (loss) income	$(27,218)	$2,784
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Loss on sale of discontinued operations, net of taxes	5,015	—
Income from discontinued operations, net of taxes	(381)	(1,771)
Depreciation and amortization, excluding non-cash interest expense	15,748	16,021
Non-cash interest expense, net	1,637	1,228
Deferred income taxes	(2,757)	(1,665)
Non-cash restructuring, impairment and other charges, net	10,729	258
Gain on bargain purchase	—	(10,539)
Loss on early extinguishment of debt, net	10,629	—
Stock-based compensation provision	1,587	2,508
(Gain) loss on sale of assets	—	(22)
Other non-cash charges	1,535	2,381
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	13,247	2,118
Inventories	(12,631)	(4,950)
Accounts payable and accrued compensation and related liabilities	(12,490)	6,098
Other working capital changes	(18,857)	(18,374)
Other, net	(2,657)	(3,130)
Net cash used in operating activities of continuing operations	(16,864)	(7,055)
Net cash (used in) provided by operating activities of discontinued operations	(4,111)	1,530
Net cash used in operating activities	(20,975)	(5,525)
Cash ﬂows from investing activities:
Cost of business acquisitions, net of cash acquired	(598)	(55,261)
Capital expenditures	(5,319)	(3,909)
Proceeds from sale of property, plant and equipment	234	2,918
Net cash used in investing activities of continuing operations	(5,683)	(56,252)
Net cash provided by (used in) investing activities of discontinued operations	39,921	(154)
Net cash provided by (used in) investing activities	34,238	(56,406)
Cash ﬂows from ﬁnancing activities:
Repayment of 10½% senior notes	(170,000)	—
Repayment of 7⅞% senior subordinated notes	(132,257)	—
Repayment of Term Loan B due 2016	(45,100)	(950)
Repayment of 8⅜% senior subordinated notes	(25,202)	—
Payment of financing related costs and expenses and debt issuance discounts	(22,955)	—
Repayments of other long-term debt	(1,158)	(1,511)
Retirement of common stock upon vesting of RSUs	(329)	—
Proceeds from issuance of 11½% senior notes	225,000	—
Proceeds from issuance of 7% senior exchangeable notes	86,250	—
Borrowing under revolving credit facility, net	65,600	24,000
Proceeds from exercise of stock options	—	168
Net cash (used in) provided by ﬁnancing activities of continuing operations	(20,151)	21,707
Net cash used in financing activities of discontinued operations	(1,652)	—
Net cash (used in) provided by financing activities	(21,803)	21,707
Effect of exchange rate changes on cash and cash equivalents	65	(7)
Net decrease in cash and cash equivalents	(8,475)	(40,231)
Cash and cash equivalents at beginning of period	17,753	49,756
Cash and cash equivalents at end of period	$9,278	$9,525

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In addition to results presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), included in this release are certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP income from continuing operations, non-GAAP operating income, non-GAAP operating income margin, and free cash flow. Non-GAAP operating income is defined as operating income excluding integration, acquisition and other charges, stock-based compensation provision, and restructuring, impairment and other charges. Non-GAAP operating income margin is calculated by dividing non-GAAP operating income into net sales. Free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and net capital expenditures. These non-GAAP financial measures as defined herein, and should be read in conjunction with GAAP financial measures. A reconciliation of (loss) income from continuing operations to non-GAAP income from continuing operations and operating (loss) income to non-GAAP operating income is presented in the attached tables. These non-GAAP financial measures are not presented as an alternative to cash flows from continuing operations, as a measure of our liquidity or as an alternative to reported net loss as an indicator of our operating performance. The non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, non-GAAP income from continuing operations, non-GAAP operating income, non-GAAP operating income margin and free cash flow along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value. Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives. We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. The non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, specialty packaging, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With approximately 8,400 employees worldwide, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) the recent United States and global economic conditions, which have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness, which could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings that are available to us could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses into our business; (vii) a decline of our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill, other long-lived assets and deferred tax assets; (viii) intense competition and fragmentation in our industry; (ix) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the internet and other electronic media may adversely affect our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) our dependence upon information technology systems; and (xvii) our international operations and the risks associated with operating outside of the United States. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.